Exhibit 99.1

Meme Stocks Make their Historic Debut in Apex Next Investor Outlook Amid Retail Trading Boom

Apex’s Latest Quarterly Report Reveals Young Investors Repositioning Their Portfolios Post Covid-19 in Favor of Meme Stocks and Penny Shares

DALLAS, TX (April 21, 2021) – Apex Clearing Corporation (“Apex” or the “Company”), the fintech for fintechs powering innovation and the future of digital wealth management, today released its Q1 2021 Apex Next Investor Outlook, which sheds light on the top stocks held by the critical Millennial and Gen Z demographics and offers an unprecedented view into the behaviors of these rising classes of investors, as well as other generations.

As the vaccine rollout expands and the economy continues to reopen, the data indicates younger investors rotated into hot sectors like meme stocks and penny shares while taking profits out of the re-opening theme comprised of vaccine makers, airlines, and cruise companies. However, while Millennial investors did participate in novel trades, they upheld an unwavering commitment to their sizable, long-term positions in companies specializing in e-commerce, electric vehicles and personal tech.

“To say that this year has been volatile and unprecedented would be a vast understatement,” said Bill Capuzzi, Chief Executive Officer of Apex. “At the outset of 2021, we quickly saw younger traders ditching the holds they had on vaccine leaders in favor of stocks like AMC and GameStop that weren’t previously ranked, fueled by buzz in chat rooms and social media platforms. Investing habits have indeed shifted among newer generations, but one thing that has remained constant is their confidence in Wall Street darlings like Tesla and Apple, demonstrating the steadfast trend of technological innovation.”

The Apex Next Investor Outlook includes an analysis of the top 100 stocks owned by millions of investors on the Apex Clearing platform, with a special focus on Gen Z and Millennial digital investor sentiment. The Q1 2021 report analyzed more than 3 million U.S.-based Millennial investment accounts with an average age of 32 years, in addition to nearly 1 million Gen Z accounts with an average age of 20 years, as of March 31, 2021.

Themes in the Q1 Apex Next Investor Outlook include:

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Meme stocks make a splash with younger generations: Meme stocks—shares that have gone viral, often after being touted on forums like Reddit—made their debut on the Millennial top 100, with movie theater chain AMC ranking [#7] and video game retailer GameStop [#5]. Support for AMC and GameStop, arguably the most notable stocks of the meme theme, extended beyond millennial investors, with both companies showing most prominence on the Gen Z top 100 list, ranking at [#6] and [#4] respectively. Boomers, however, showed less interest: The highest relevant ranking for the older cohort was AMC at [#76].

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Millennial and Gen Z show penny stocks some love: Meme stocks weren’t the only market segment to benefit from the recent surge in retail trading and growing influence of online communities: Trading also boomed in so-called penny stocks—shares which trade for less than $5 apiece. Both Gen Z and Millennials showed interest in low-dollar stocks, but securities priced less than $5 ranked on average 9 points higher on Gen Z’s top 100 list vs. the Millennials’ list. Notable jumps in the rankings for these stocks on the Gen Z list include Sundial Growers advancing 50 spots to #17, and Zomedica climbing from previously unranked up to #19. In February 2021, there were 1.9 trillion transactions in over-the-counter markets, where many penny stocks trade, an increase of more than 2,000% from a year earlier.[1]

[1]	https://www.nytimes.com/2021/03/18/business/dealbook/penny-stocks-mania.html

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Return-to-normal trade takes a breather: In the early days of the pandemic, younger investors positioned for the eventual economic reopening by buying shares of vaccine makers, airlines and cruise companies. Today, as the reopening is underway and gaining momentum nationwide, Millennials and Gen Z are both trimming these positions—often after a big run-up in price. Pharmaceutical company Moderna declined 21 spots to land at #48 for Millennials and fell 28 spots to #67 for Gen Z. Similarly, Pfizer fell 24 spots to #44 for Millennials and fell 30 spots to #51 for Gen Z. Johnson & Johnson is also losing steam, with subtle declines landing at #51 for Millennials and #32 for Gen Z. Several travel companies slipped in the rankings, including United Airlines, Delta Air Lines, American Airlines, Royal Caribbean Cruises and Norwegian Cruise Line.

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Young investors show continued support for long-term heavyweights: While Millennial and Gen Z investors did participate in tactical trades—rotating into hot sectors like meme stocks and penny shares while selling out of the cooling re-opening theme—conviction in their biggest positions held steady. The top 3 holdings were unchanged for Millennials and Gen Z quarter-over-quarter, with Tesla remaining #1, Apple #2 and Amazon #3. In fact, Millennials’ top 3 stocks have been remarkably steady: Apple, Tesla and Amazon have consistently topped the rankings since Q2 2019, exemplifying ongoing support for long-term themes like e-commerce, electric vehicles, and personal tech.

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Gen Z sees potential in crypto: Marathon Digital Holdings made a massive leap in the rankings on Gen Z’s top 100 list, catapulting from previously unranked up to #25, which is the highest ranking crypto stock across all generations on the Apex platform. Following suit, Riot Blockchain wasn’t found on Gen Z’s list last quarter but made its way up to #38 in Q1.

Apex is a proven industry leader in product development and client experience so that anyone, regardless of their level of capital, can invest. In 2020, Apex Clearing processed 450 million trades, and over 68 million trades in the month of January 2021 alone. The Company currently serves over 200 clients globally, representing almost 15 million customer accounts, 5 million of which have been opened in 2021 and more than 1.5 million of which represent newly opened accounts for crypto assets.

“Fueled by a confluence of factors including a heightened online presence, zero-commissions, technology and fear-of-missing-out, retail traders are continuing to enter the markets at a breakneck pace, emphasized by the 68+ million trades we processed in January alone,” said Tricia Rothschild, President of Apex Clearing. “As a champion of powering the next wave of innovation, financial freedom and market access for all, we’re advocates for the new entrants and want to emphasize the importance of industry education and accessible resources needed for all investors. We look forward to the continued democratization of trading, especially as Gen Z investors keep flocking to the markets.”

To see the complete list of the Apex Top 100 stocks among Millennial and Gen Z investors, click here.

ABOUT APEX CLEARING CORPORATION

Apex Clearing Corporation, a subsidiary of Apex Fintech Solutions LLC, is the fintech for fintechs powering innovation and the future of digital wealth management. Our proprietary enterprise-grade technology delivers speed, efficiency, and flexibility to firms ranging from innovative start-ups to blue-chip brands focused on transformation to capture a new generation of investors. We help our clients provide the seamless digital experiences today’s consumers expect with the throughput and scalability needed by fast-growing, high-volume financial services businesses. Founded in 2012, Apex Clearing is registered with the SEC, a member of FINRA and a participant in SIPC.

For more information, visit the Apex Fintech Solutions website, and follow the company on Instagram, LinkedIn, and Twitter.

IMPORTANT INFORMATION

Investing is speculative, past performance is not a guide to future performance, future returns are not guaranteed, and a loss of original capital may occur. Fluctuations in exchange rates could have adverse effects on the value or price of, or income derived from, certain investments.

The views noted in this press release are solely intended for educational and informational purposes only and should not be construed as research, analysis, or a recommendation to buy or sell a particular security or product. Readers of this press release should consider whether this information is suitable for their particular investment circumstances and if appropriate, seek professional advice, including tax advice.

This summary data in this press release is comprised of specific types of accounts that met certain criteria that clear though Apex (e.g., self-directed individual accounts within a certain age range at a particular point in time). This information may not be reproduced or distributed, in whole or in part, without the express prior written consent of Apex. Further, the information herein is subject to change without notice. The names and logos of financial and other firms referenced herein are not affiliated with Apex.

CONTACTS

Investors:

(214) 765-1595

IR@Apexclearing.com

Media:

Carissa Felger/Genna Pirrong

Gasthalter & Co.

(312) 319-9233

ApexClearing@gasthalter.com